Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, we hereby consent to the references to our firm in the Registration Statement on Form S-4 and any amendments thereto (the “Registration Statement”) of Gulfport Energy Corporation (the “Company”) and to (i) the incorporation by reference in the Registration Statement of our report dated January 14, 2015, with respect to the estimates of reserves, future production, and income attributable to certain leasehold interests of the Company, as of December 31, 2014, and (ii) the use of information in the Registration Statement from our reports dated January 14, 2014 and January 11, 2013, with respect to the estimates of reserves, future production, and income attributable to certain leasehold interests of the Company, as of December 31, 2013 and December 31, 2012, respectively. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E. Senior Vice President

Houston, Texas

August 24, 2015